UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(212) 984-1096
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes

On June 8, 2020, Pareteum Corporation (the “Company”) closed the issuance of $17.5 million aggregate principal amount of its Senior Secured Convertible Notes due 2025 (the “Notes”). The Notes are being sold under the Securities Purchase Agreement, dated as of June 8, 2020, entered into by and between the Company and an institutional investor (the “Purchaser”). The aggregate purchase price of $14 million for the Notes and Warrant (as defined below) will be maintained in one or more blocked accounts and will be released to the Company in three tranches, of which $4 million was released upon closing, $3 million will be released upon the Company’s raising an additional $4,000,000 in capital from other investors and $7 million will be released upon the Company achieving and maintaining certain milestones, including holding a meeting to obtain stockholder approval of the issuance of shares of the Company’s common stock upon conversion of the Notes and Warrant (the “Conversion Shares”).

The Notes are senior, secured obligations of the Company, and interest is payable monthly beginning August 1, 2020 at a rate of 8% per annum. The Notes are secured by a first lien on substantially all assets of the Company and substantially all assets of its material U.S.-organized subsidiaries and the assets of Pareteum Europe BV, a subsidiary organized in the Netherlands. Interest may be paid, at the election of the Company, in cash or in shares of common stock of the Company, provided that the Company may only pay in shares of its common stock upon the satisfaction of certain conditions. The number of shares issuable if the Company elects to pay interest in shares is determined by the application of a formula in which the amount of the interest due is divided by the greater of (i) 85% of the lowest volume-weighted average price of the Company’s common stock on the NASDAQ (or other market) over the 10 days preceding the date of such payment or (ii) $0.10 per share.

Beginning on the earlier of October 1, 2020 or the date that certain conditions are satisfied, and on the first day of each calendar month thereafter, at the election of the Purchaser or other holder of the Notes (the “Holder”), the Company can be required to redeem a portion of the Notes. The amount of each redemption payment will be up to $3,500,000, provided, that in any case the amount of any redemption payment will not exceed the principal amount then outstanding under the Notes. The Holder or the Company may also elect for the Company to redeem the Notes at a 20% premium if the Company undergoes a fundamental change.

The Notes will be convertible into Conversion Shares, in part or in whole, from time to time, at the election of the Holder. The initial conversion rate is 1666.6667 shares of Company common stock for each $1,000 of principal amount of Notes, which represents a conversion premium of 4% over the last reported sale price of the Company’s common stock on June 5, 2020, the last trading date before the date of the securities purchase agreement under which the Notes were sold. The conversion rate is subject to anti-dilution adjustments.

The Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants requiring that (i) payments under the Notes rank senior to all unsecured indebtedness of the Company, (ii) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions and (iv) require the Company and its subsidiaries to maintain certain minimum revenues and certain minimum amounts of cash on hand.

The Notes contain customary events of default, as well as events of default if the Company fails to use reasonable efforts to obtain the approval of its stockholders of the issuance of the Conversion Shares by October 31, 2020, the Company’s shares cease to be traded on the NASDAQ Stock Market, or the Company fails to restate its financial statements for the year ended December 31, 2018 and the quarters ended March 31, 2019 and June 30, 2019, in each case, prior to October 31, 2020.

The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes.

The foregoing description is qualified in its entirety by the terms of the Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Securities Purchase Agreement

On June 8, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with the Purchaser that provided for the purchase by the Purchaser of the Notes and a Warrant to Purchase Common Stock issued by the Company (the “Warrant”). The SPA contains customary representations and warranties, including representations from the Purchaser regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction, ability to conduct its business, capitalization, absence of conflicts, compliance with law and financial statements, among other things. The SPA provides that the Company shall indemnify the Purchaser for all losses or damages arising out of any breach of any representation, warranty or covenant of the SPA by the Company and any third party suits brought against the Purchaser arising out of the SPA and related transactions.

The SPA includes a number of customary covenants with which the Company must, as well as covenants that require the Company to, among other things:

•	from October 31, 2020, timely file all reports required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•	to list the Conversion Shares and shares of Company common stock issued upon exercise of the Warrant (the “Warrant Shares”) on the NASDAQ Stock Market;
•	not issue certain other securities or variable-rate convertible securities; and
•	obtain stockholder approval of the issuance of the Conversion Shares and Warrant Shares by no later than October 31, 2020.

The SPA also grants to the Purchaser the right to purchase up to 50% of the number of any securities that the Company intends to offer to any third-party investor in any private or public offering or placement of the Company’s securities, subject to certain exceptions, at the price the Company intended to offer such securities to the third-party investor or investors. This participation right expires after the one-year anniversary date of the Company having filed all reports required to be filed by it under the Exchange Act.

There is no material relationship between the Company or its affiliates and the Purchaser other than in respect of the SPA, the Note and the Warrant. The foregoing description is qualified in its entirety by the terms of the SPA, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Warrant

In connection with the entry into the SPA and the issuance of the Note, the Company issued a warrant to purchase 15,000,000 shares of its common stock to the Purchaser. The Warrant entitles the Purchaser to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.58, which is $0.01 above the closing sale price of the Company’s common stock on the trading day immediately prior to the issuance date of the Warrant. The Warrant is immediately exercisable by the holder, in whole or in part, at any time, and from time to time, until the fifth anniversary of the issue date. The terms of the Warrant provide that the exercise price of the Warrant, and the number of shares of common stock for which the Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits, consolidations, combinations, reclassifications and other issuances of securities by the Company.

The foregoing description is qualified in its entirety by the terms of the Warrant, which is incorporated herein by reference and attached hereto as Exhibit 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the Company sold $17.5 million aggregate principal amount of the Notes and the Warrant to the Purchaser in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company has relied on this exemption from registration based in part on representations made by the Purchaser in the SPA that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Notes and Warrant are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On June 9, 2020, the Company issued a press release regarding the subject matter of this Current Report, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Senior Secured Convertible Note, dated June 8, 2020, made by Pareteum Corporation
10.2*	Securities Purchase Agreement, dated June 8, 2020, between Pareteum Corporation and HT Investments SA, LLC
10.3	Warrant to Purchase Common Stock, dated June 8, 2020, issued by Pareteum Corporation
99.1	Press Release dated June 9, 2020

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: June 9, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer